                 Registration Statement Consists of 69 pages.
                      The Exhibit Index appears on page 9.

                                                                    File No. 33-

     As filed with the Securities and Exchange Commission on June 30, 1995
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           ------------------------

                              UNIFIRST CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


         Massachusetts                                           04-2103460
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                68 JONSPIN ROAD, WILMINGTON, MASSACHUSETTS 01887
                    (Address of Principal Executive Offices)

                    UNIFIRST CORPORATION PROFIT SHARING PLAN
                            (Full Title of the Plan)

                            ------------------------

                                JOHN B. BARTLETT
                             Senior Vice President
                              UNIFIRST CORPORATION
                                68 Jonspin Road
                        Wilmington, Massachusetts 01887
                    (Name and Address of Agent for Service)

                                 (508) 658-8888
         (Telephone Number, Including Area Code, of Agent for Service)

                            ------------------------
                                with a copy to:

                            RAYMOND C. ZEMLIN, P.C.
                            Goodwin, Procter & Hoar
                                 Exchange Place
                       Boston, Massachusetts  02109-2881
                                 (617) 570-1000

                            ------------------------
===============================================================================

================================================================================
                        Calculation of Registration Fee

- --------------------------------------------------------------------------------------------
                                                 Proposed           Proposed
                                                 Maximum             Maximum
  Title of                   Amount              Offering           Aggregate       Amount of
Securities to                to be                Price             Offering        Registra-
be Registered(1)           Registered(2)        Per Share(3)         Price          tion Fee
- ---------------------------------------------------------------------------------------------
Common Stock,
  $.10 par value          500,000              $ 12.75           $ 6,375,000       $ 2,198.28
- ---------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the UniFirst Corporation Profit Sharing Plan (the "Plan").

(2) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(3) This estimate is made pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of the Registrant's common stock on June 28, 1995, utilizing the average of the high and low sale prices reported on the New York Stock Exchange on that date.

================================================================================


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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         UniFirst Corporation (the "Registrant") and the Plan hereby incorporate by reference the documents listed in (a) through (e) below, which have previously been filed with the Securities and Exchange Commission.

         (a) The Registrant's Annual Report on Form 10-K filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended August 27, 1994;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended November 26, 1994;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 25, 1995;

         (d) The description of the Registrant's Common Stock contained in its registration statement filed with the Securities and Exchange Commission under Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description; and

         (e) The Plan's Annual Report on Form 11-K for the plan year ended December 31, 1994, which is filed simultaneously herewith.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a) and 13(c),
Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar. Donald J. Evans and William H. Gorham, whose respective professional corporations are each partners of Goodwin, Procter & Hoar, are a Director and Secretary of the Registrant in the case of Mr. Evans and Clerk of the Registrant in the case of Mr. Gorham.


Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Massachusetts corporation. In accordance with Chapter 156B, Section 13(b)(1 1/2) of the Massachusetts Business Corporation Law (the "MBCL"), the Registrant's Restated Articles of Organization, as amended (the "Articles of Organization"), contain a provision eliminating the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders) or (iv) for any transaction from which a director derived an improper personal benefit.

         Reference is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The Articles of Organization provide that directors and officers of the Registrant shall be indemnified by the Registrant for all expenses incurred by them in connection with any proceeding in which they are involved as a result of serving or having served as a director or officer of the Registrant or of any other organization at the Registrant's direction; provided that no indemnification shall be provided to a director or officer with respect to a matter as to which it shall have been adjudicated in any proceeding that the director or officer did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant. As to any matter disposed of by a compromise payment by the party seeking indemnification, pursuant to a consent decree or otherwise, no indemnification shall be paid with respect to a matter if the Registrant has obtained an opinion of counsel that with respect to said matter, the director or officer did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant. The provisions of the Articles of Organization of the Registrant do not limit any lawful rights to indemnification existing independently of such provisions.

         The Registrant has purchased directors' and officers' liability insurance, which insures against certain losses arising from claims against directors or officers of the Registrant by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Registrant solely by reason of his being such officer or director.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Securities and Exchange Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

    Exhibit Number                Exhibit

           4.1 Restated Articles of Organization (filed with the Securities and Exchange Commission as Exhibit 3-A to Registrant's Registration Statement on Form S-1 (No. 2-83051) and incorporated by reference) and the Articles of Amendment dated January 12, 1988 (filed with the Securities and Exchange Commission as an exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended August 27, 1988 and incorporated by reference) and the Articles of Amendment dated January 21, 1993 (filed with the Securities and Exchange Commission as an exhibit to Registrant's Quarterly Report on Form 10-Q for fiscal quarter ended February 27, 1993 and incorporated by reference).
           4.2 By-Laws, as amended (filed with the Securities and Exchange Commission as Exhibit 3-B to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference).
           4.3         UniFirst Corporation Profit Sharing Plan, as amended.
           5.1 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.
           5.2         IRS Determination Letter.
          23.1         Consent of Counsel (included in Exhibit 5.1 hereto).
          23.2         Consent of Arthur Andersen LLP, Independent Public
                       Accountants.
          23.3         Consent of Arthur Andersen LLP, Independent Public
                       Accountants.
          24.1 Powers of Attorney (included in Part II of this registration statement).


Item 9.  Undertakings.

                 (a)      The undersigned registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required by
                          Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, on the 30th day of June, 1995.


                                        UNIFIRST CORPORATION


                                        By:/s/ Ronald D. Croatti
                                           -------------------------
                                           Ronald D. Croatti
                                           Chief Executive Officer

                               POWER OF ATTORNEY

         KNOWN ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Aldo A. Croatti, Ronald D. Croatti and John B. Bartlett, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney- in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                                  Title                                           Date
        ---------                                  -----                                           ----
/s/ Aldo A. Croatti                                Chairman and Director                   June 30, 1995
- --------------------------------------
Aldo A. Croatti


/s/ Ronald D. Croatti                              Principal Executive                     June 30, 1995
- --------------------------------------             Officer and Director
Ronald D. Croatti


/s/ John B. Bartlett                               Principal Financial Officer and         June 30, 1995
- --------------------------------------             Principal Accounting Officer
John B. Bartlett


/s/ Donald J. Evans                                Director                                June 30, 1995
- --------------------------------------
Donald J. Evans


/s/ Reynold L. Hoover                              Director                                June 30, 1995
- --------------------------------------
Reynold L. Hoover

/s/ Albert Cohen                                   Director                                June 30, 1995
- --------------------------------------
Albert Cohen


/s/ Cynthia Croatti Inello                         Director                                June 30, 1995
- --------------------------------------
Cynthia Croatti Inello


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustees of the UniFirst Corporation Profit Sharing Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, June 30, 1995.


                                                   UNIFIRST CORPORATION
                                                   PROFIT SHARING PLAN


                                                   /s/ Ronald D. Croatti
                                                   -----------------------------
                                                   Ronald D. Croatti,
                                                   Trustee


                                                   /s/ John B. Bartlett
                                                   -----------------------------
                                                   John B. Bartlett,
                                                   Trustee

                                 EXHIBIT INDEX

Exhibit No.      Description                                                                      Page+
- ----------       -----------                                                                      ----
    4.1           Restated Articles of Organization (filed with the Securities and Exchange          --
                  Commission as Exhibit 3-A to Registrant's Registration Statement on Form S-1
                  (No. 2-83051) and incorporated by reference) and the Articles of Amendment dated January 12, 1988 (filed with the Securities and Exchange Commission as an exhibit to Registrant's Annual Report on Form 10-K for fiscal year ended
                  August 27, 1988 and incorporated by reference) and the Articles of Amendment dated January 21, 1993 (filed with the Securities and Exchange Commission as an exhibit to Registrant's Quarterly Report on Form 10-Q for fiscal quarter ended
                  February 27, 1993 and incorporated by reference)

    4.2           By-Laws, as amended (filed with the Securities and Exchange Commission as          --
                  Exhibit 3-B to the Registrant's Annual Report on Form 10-K for the year ended
                  December 31, 1991 and incorporated by reference)

    4.3           UniFirst Corporation Profit Sharing Plan, as amended                               10

    5.1           Opinion of Goodwin, Procter & Hoar as to the legality of the securities being
                  registered                                                                         63

    5.2           IRS Determination Letter                                                           65

   23.1           Consent of Counsel (included in Exhibit 5.1 hereto)                                --

   23.2           Consent of Arthur Andersen LLP, Independent Public Accountants                     68

   23.3           Consent of Arthur Andersen LLP, Independent Public Accountants                     69

   24.1           Powers of Attorney (included in Part II of this registration statement)            --

____________________

+  Refers to sequentially numbered copy.





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